Exhibit 99.1

News Release

Media Contact:

Paul Swiergosz
L3Harris Corporate
Paul.Swiergosz@L3Harris.com
321-378-5631

L3Harris Statement on Second Request from
Federal Trade Commission

MELBOURNE, Fla., Mar. 15, 2023 — L3Harris Technologies (NYSE: LHX) received a request for additional information (“second request”) from the Federal Trade Commission (FTC) as part of the regulatory review process for the acquisition of Aerojet Rocketdyne (NYSE: AJRD).

The second request extends the waiting period imposed by the Hart-Scott-Rodino Act until 30 days after L3Harris and Aerojet Rocketdyne have substantially complied with the request, or the waiting period is terminated sooner by the FTC. The transaction is expected to close in 2023, subject to approval by Aerojet Rocketdyne’s shareholders tomorrow and other customary closing conditions.

About L3Harris Technologies

L3Harris Technologies is a Trusted Disruptor for the global aerospace and defense industry. With customers’ mission-critical needs always in mind, our 46,000 employees deliver end-to-end technology solutions connecting the space, air, land, sea and cyber domains.

Forward-Looking Statements

This press release contains forward-looking statements that reflect management's current expectations. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results or outcomes to differ materially from those matters expressed in or implied by such forward-looking statements. Statements about closing timing and Aerojet Rocketdyne’s shareholder approval are forward-looking and involve risks and uncertainties. Important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements are described in the “Risk Factors” sections of the company’s Annual Report on Form 10-K for the year ended December 30, 2022. The forward-looking statements speak only as of the date of this press release, and L3Harris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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